Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2, of our report dated February 4, 2018, relating to the balance sheet of Leo Holdings Corp. as of December 31, 2017, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from November 29, 2017 (date of inception) through December 31, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
February 4, 2018